                                                                  Exhibit (h)(7)

                              AMENDED AND RESTATED
                          PROSPECT SERVICING AGREEMENT


        THIS AGREEMENT is made and entered into as of this 12th day of January, 2005, by and between The Tocqueville Trust, a Massachusetts business trust and The Tocqueville Alexis Trust, a Delaware statutory trust, severally and not jointly (each a "Trust" and together, the "Tocqueville Funds") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

        WHEREAS, the parties desire to add The Tocqueville Alexis Trust to the Fulfillment Servicing Agreement by and between the The Tocqueville Trust and USBFS, dated October 8, 1996;

        WHEREAS, The Tocqueville Trust, on behalf of The Tocqueville Gold Fund, and USBFS have entered into a Fulfillment Servicing Agreement, dated June 16, 1998, (together with the Fulfillment Servicing Agreement dated October 8, 1996, the "Prior Agreements") and desire to consolidate the Prior Agreements;

        WHEREAS, this Agreement amends and restates the Prior Agreements;

        WHEREAS, the Tocqueville Funds engage in business as open-end management investment companies and are so registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with each such series of the Tocqueville Funds representing interests in a separate portfolio of securities and other assets;

        WHEREAS, USBFS is, among other things, in the business of providing fulfillment services to mutual funds; and

        WHEREAS, the Tocqueville Funds desire to retain USBFS to provide fulfillment services for each series of the Tocqueville Funds listed on Exhibit A hereto (as amended from time to time) (each a "Fund").

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.      Appointment of USBFS to Provide Fulfillment Services

        The Tocqueville Funds hereby appoint USBFS to provide fulfillment services to the Tocqueville Funds on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.      Duties and Responsibilities of USBFS

        USBFS  shall  provide  the  following   fulfillment   services  for  the
        Tocqueville Funds, including but not limited to:

        A.      Answer all prospective shareholder calls concerning each Fund.
        B. Send all available Fund material requested by a prospect within 24 hours from time of call.
        C. Receive and update all Fund fulfillment literature so that the most current information is sent and quoted.
        D. Provide 24 hour answering service to record prospect calls made after hours (7 p.m. to 8 a.m. Central Time).
        E.      Maintain and store Fund fulfillment inventory.
        F. Send periodic fulfillment reports to the Tocqueville Funds as agreed upon between the parties.

3.      Duties and Responsibilities of the Tocqueville Funds

        The Tocqueville Funds shall:

        A.      Provide  Fund  fulfillment   literature   updates  to  USBFS  as
                necessary.
        B. File with the National Association of Securities Dealers, Inc., the Securities and Exchange Commission (the "SEC") and state regulatory agencies, as appropriate, all fulfillment literature that the Tocqueville Funds request USBFS send to prospective shareholders.
        C. Supply USBFS with sufficient inventory of fulfillment materials as requested from time to time by USBFS.
        D. Provide USBFS with any sundry information about the Tocqueville Funds in order to answer prospect questions.

4.      Compensation

        USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Tocqueville Funds shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Tocqueville Funds shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Tocqueville Funds are disputing any amounts in good faith. The Tocqueville Funds shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid.

5.      Indemnification; Limitation of Liability

        Each Tocqueville Fund agrees to indemnify, severally and not jointly, USBFS from any liability arising out of the distribution of fulfillment literature that has not been filed with the appropriate federal and state regulatory agencies. USBFS agrees to indemnify the Tocqueville Funds from any liability arising from the improper use of fulfillment literature during the performance of its duties and responsibilities identified in this Agreement. USBFS will be liable for bad faith, negligence or willful misconduct on its part in its duties under this Agreement.

        The provisions of this paragraph 5 shall survive termination of this Agreement.

6.      Proprietary and Confidential Information

        USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Tocqueville Funds all records and other information relative to the Tocqueville Funds and prior, present, or potential shareholders of the Tocqueville Funds (and clients of said shareholders), including information relating to the Funds' portfolio holdings and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Tocqueville Funds, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Tocqueville Funds. USBFS may not, and shall ensure that all employees with access to portfolio holdings information do not place any trades based on such information.


        Further, USBFS will adhere to the privacy policies adopted by the Tocqueville Funds pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Tocqueville Funds' shareholders to any third party unless specifically directed by the Tocqueville Funds or allowed under one of the exceptions noted under the Act. USBFS further represents and agrees that it maintains and will continue to maintain (a) policies and procedures designed to ensure only necessary access to and use of information about shareholders of the Tocqueville Funds and (b) safeguards that comply with federal standards to guard nonpublic personal information concerning the shareholders of the Tocqueville Funds.

        The provisions of this paragraph 6 shall survive termination of this Agreement.

7.      Term of Agreement; Amendment

        This Agreement shall become effective on February 28, 2005 and will continue automatically in effect for successive annual periods, unless otherwise terminated as provided herein. This Agreement may be terminated by any party upon giving ninety (90) days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties. The termination of this Agreement with respect to any one Trust will not cause the Agreement's termination with respect to any other Trust.

8.      Governing Law

        This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

9.      Duties in the Event of Termination

        In the event that, in connection with termination, a successor to any of USBFS' duties or responsibilities hereunder is designated by the Tocqueville Funds by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Tocqueville Funds, transfer to such successor all relevant books, records, correspondence and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Tocqueville Funds (if such form differs from the form in which USBFS has maintained the same, the Tocqueville Funds shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS' personnel in the establishment of books, records and other data by such successor.

10.     No Agency Relationship

        Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for any other party to this Agreement, or to conduct business in the name, or for the account, of any other party to this Agreement.

11.     Data Necessary to Perform Services

        The Tocqueville Funds or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Tocqueville Funds, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

12.     Assignment

        This Agreement may not be assigned by any party without the prior written consent of the other parties.

13.     Notices

        Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties' addresses set forth below:

        Notice to USBFS shall be sent to:

        U.S. Bancorp Fund Services, LLC
        615 East Michigan Street
        Milwaukee, WI 53202

        notice to the Tocqueville Funds shall be sent to:

        The Tocqueville Trust and The Tocqueville Alexis Trust
        40 West 57th Street - 19th Floor
        New York, New York 10019

14.     Several, Not Joint Obligations.

        The obligations of each Trust hereunder are several, not joint, and no Trust shall be liable or responsible for the obligations of another Trust under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

THE TOCQUEVILLE ALEXIS TRUST                  U.S. BANCORP FUND SERVICES, LLC

By: /s/ Colin C. Ferenbach                    By: /s/ Joe D. Redwine
   ---------------------------                    ---------------------------

Title: President                              Title: President
      ------------------------                      -------------------------

THE TOCQUEVILLE TRUST

By: /s/ Robert W. Kleinschmidt
   ---------------------------
Title: President
      ------------------------

                                    Exhibit A
                                     to the
                          Prospect Servicing Agreement

                                   Fund Names

                            Each a Separate Series of

              The Tocqueville Trust or The Tocqueville Alexis Trust

Name of Series                                                        Date Added
--------------                                                        ----------

The Tocqueville Trust
---------------------
The Tocqueville Fund
The Tocqueville Small Cap Value Fund
The Tocqueville International Value Fund
The Tocqueville Gold Fund
The Tocqueville Genesis Fund

The Tocqueville Alexis Trust
----------------------------
The Tocqueville Alexis Fund



                                              Exhibit B
                                                to the
                                     Prospect Servicing Agreement

-----------------------------------------------------------------------------------------------------
                                          PROSPECT SERVICING
                                         ANNUAL FEE SCHEDULE
                                          Tocqueville Funds
                (Effective for a period of three (3) years from date of the Agreement)
-----------------------------------------------------------------------------------------------------


Full Service (Inbound Teleservicing and Kit       Lead Conversion Reporting
-------------------------------------------       -------------------------
Assembly and Mailing)                             Account Management    $   700/month
---------------------                             Database Installation, Setup   $1,500/fund group

TIER 1 (0-50 orders per month)
Account Management    $   300/month

TIER 2  (51-250  orders  per  month)              Web On-line Fund Fulfillment
Account Management  $  300/month                  ----------------------------
First 50 orders        NC                         Account  Management    $  500/month
Per order over 50   $  4.00/order                 Installation, Setup    $    0 (NC)
                                                  Per Retail Request     $  .40/retail request
                                                  Per Intermediary Request     $ .60/retail request



TIER 3 (251-500 orders per month)
Account Management    $ 1,000/month               Follow-up Services
First 250 orders        NC                        ------------------
Per order over 250      $   3.50/order            Correspondence              $2.00/letter
                                                  E-mail Correspondence (Separate Quote)*
                                                  Telemarketing         (Separate Quote)*
TIER 4 (over 500 orders per month)                Customized Services   (Separate Quote)*
Account Management    $ 2,000/month
First 500 orders           NC
Per order over 500      $   3.00/order            *Dependent upon client requirements

E-mail/internet Lead Origination - $2.50 per      All fees are billed monthly plus out-of-pocket
request                                           expenses,  including, but not limited to:
                                                    Customized reporting development ($150.00/hour)
Service includes account management, lead           Postage, stationery
reporting, call servicing, database management,     Programming, special reports
kit assembly and mailing (excluding postage and     Retention of records
materials).                                         File transmission charges
                                                    Legal expenses
                                                    All other out-of-pocket expenses
Inbound Teleservicing (only)
----------------------------
Account Management    $100/month
Call Servicing        $.99/minute

Base Reporting Services Included.
Assumes that client is responsible for costs associated with order delivery.

-----------------------------------------------------------------------------------------------------